  EXHIBIT 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2021 Results

Communications Revenue Increased 19% in the Fourth Quarter, Capping a Record Year of Revenue, EBITDA, Cash Flow from Operations and Customers Counts

The Board of Directors Approved a $5,000,000 Stock Repurchase Program

RALEIGH, NC / ACCESSWIRE / March 3, 2022 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months and full year ended December 31, 2021.

Brian Balbirnie, CEO of Issuer Direct, commented, "Our fourth quarter concluded another successful period for Issuer Direct during 2021. Revenues for the quarter were $5,718,000 or 21% higher than the same period last year. ACCESSWIRE continued its growth trajectory and was up over 40% compared to the same period last year. Moreover, year-over-year we achieved increases in gross margin, EBITDA, and cash flows from operations.”

Mr. Balbirnie continued, "In addition to the continued growth of ACCESSWIRE, our success in 2021 was the result of a number of factors including our ability to achieve increases in customer counts and reached 497 platform subscriptions by year end. Our Compliance business also performed well and delivered solid 24% growth compared to the same period last year. Additionally, during 2021 we continued to pursue our strategic growth initiatives by investing in and expanding our sales and marketing team as well as our platform offerings.”

Mr. Balbirnie concluded, “Looking into 2022 and beyond, we plan to continue the trends of increased customer counts, platform subscriptions, and revenue per customer as well as closely managing operational costs. We will also continue to evaluate potential businesses and products which we believe would complement our existing platform and add further value for new and existing customers. Lastly, as we continue to demonstrate our ability to generate operating cash flow from the business, we are pleased to announce a $5,000,000 stock repurchase program.”

Fourth Quarter 2021 Highlights:

•

Revenue – Total revenue was $5,718,000, a 21% increase from $4,744,000 in Q4 2020 and up 5% from $5,465,000 in Q3 2021. Revenue from our Communications business increased 19% from Q4 2020 and was flat compared to Q3 2021. The increase in Communications revenue from prior year is primarily due to the combination of increased revenue from our ACCESSWIRE product due to increased volume and pricing and an increase in revenue from subscriptions of Platform id. These increases were partially offset by a decline in revenue from our events and webcasting business due to lower demand during Q4 2021. Communications revenue was 64% of total revenue for Q4 2021, compared to 65% during Q4 2020 and 67% in Q3 2021. Revenue from our Compliance business increased 24% from Q4 2020 and 15% from Q3 2021. The increase is primarily due to an increase in revenue from print and proxy services and transfer agent service due to increased market activity.

•

Gross Margin – Gross margin for Q4 2021 was $4,199,000, or 73% of revenue, compared to $3,331,000, or 70% of revenue, during Q4 2020 and $4,110,000, or 75% in Q3 2021. Communications gross margin was 77%, compared to 73% in Q4 2020 and 78% in Q3 2021. The change in gross margin year over year is primarily related to increased scale in our ACCESSWIRE product.

•

Operating Income – Operating income was $698,000 for Q4 2021, as compared to $369,000 during Q4 2020. The increase in operating income is due to the increase in gross margin partially offset by an increase in operating expenses. The increase in operating expenses is primarily due to continued investment and expansion of our headcount, particularly in our sales and marketing and product development teams.

•	Net Income – On a GAAP basis, net income was $616,000 or $0.16 per diluted share, during Q4 2021, compared to $319,000 or $0.08 per diluted share, during Q4 2020.

•	Operating Cash Flows – Cash flows from operations for Q4 2021 were $1,412,000 compared to $986,000 in Q4 2020.

•

Non-GAAP Measures – Q4 2021 EBITDA was $987,000 or 17% of revenue, compared to $745,000, or 16% of revenue, during Q4 2020. Non-GAAP net income for Q4 2021 was $894,000, or $0.23 per diluted share, compared to $682,000, or $0.18 per diluted share, during Q4 2020.

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Full Year 2021 Highlights:

•

Revenue – Total revenue was $21,883,000, an 18% increase from $18,526,000 in 2020. Communications revenue increased 18%, primarily due to the combination of increased revenue from our ACCESSWIRE product due to increased volume and pricing and an increase in revenue from subscriptions of Platform id. These increases were partially offset by a decline in revenue from our events and webcasting business due to lower demand during 2021 as compared to 2020. Communications revenue remained at 64% of total revenue for both 2021 and 2020. Revenue from our Compliance business increased 18% from the full year of 2020. This increase is primarily due to an increase in revenue from print and proxy services and transfer agent service revenue due to increased market activity.

•

Gross Margin – Gross margin was $16,135,000, or 74% of revenue, compared to $13,111,000, or 71% of revenue during 2020. Communications gross margin was 76%, up 3% from 73% during 2020 due to increased scale in our ACCESSWIRE product.

•

Operating Income – Operating income was $3,743,000 compared to $2,694,000 during 2020. The increase in operating income is due to the increase in gross margin partially offset by an increase in operating expenses. The increase in operating expenses is primarily due to continued investment and expansion of our headcount, particularly in our sales and marketing and product development teams, as well as higher professional fees related to ongoing and one-time corporate projects, including merger and acquisition related expenses.

•

Net Income – On a GAAP basis, net income was $3,291,000, or $0.86 per diluted share compared to $2,106,000, or $0.56 per diluted share, during 2020. During 2021, we recorded a one-time benefit of $366,000 related to employee retention credits related to the CARES Act.

•	Operating Cash Flows – Cash flows from operations were $4,731,000 during 2021 compared to $4,386,000 during 2020.

•

Non-GAAP Measures – EBITDA was $5,252,000, or 24% of revenue, compared to $4,122,000, or 22% of revenue, during 2020. Included in EBITDA for 2021 is $366,000 one-time benefit related employee retention credits noted earlier. Non-GAAP net income was $3,671,000 or $0.96 per diluted share for 2021, compared to $3,016,000 or $0.80 per diluted share, during 2020.

•

Stock Repurchase Plan – We completed our $2,000,000 repurchase program originally announced on August 7, 2019 and increased on March 16, 2020 by repurchasing the remaining balance under the plan of $453,000 or 19,777 shares of its common shares during the first quarter of 2021.

Key Performance Indicators:

•	During the quarter, we worked with 3,667 customers, compared to 3,226, up 14% from the same period last year.

•	During the quarter we signed 99 new Platform id. subscriptions to new or existing customers with a total annual contract value of $638,000.

•

Total Platform id. subscriptions as of December 31, 2021were 497, with an annual contract value of $4,118,000 compared to 341 subscriptions with an annual contract value of $2,677,000 as of December 31, 2020.

Stock Repurchase Program:

On March 1, 2022, our board of directors approved a $5,000,000 stock repurchase program. Under the repurchase program, repurchases can be made from time to time using a variety of methods in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including open market purchases. The repurchase program does not obligate us to acquire any particular amount of common shares, and the repurchase program may be extended, suspended or discontinued at any time by our board of directors. We expect to fund the repurchase program from our existing cash flow from operations.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA

	Three Months ended December 31,
	2021	2020
	Amount	Amount

Net income:	$616	$319
Adjustments:
Depreciation and amortization	289	296
Interest income	(1)	(1)
Income tax expense	83	131
EBITDA:	$987	$745

	Year ended December 31,
	2021	2020
	Amount	Amount

Net income:	$3,291	$2,106
Adjustments:
Depreciation and amortization	1,143	1,348
Interest income	(3)	(56)
Income tax expense	821	724
EBITDA:	$5,252	$4,122

CALCULATION OF NON-GAAP NET INCOME

	Three Months ended December 31,
	2021		2020
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$616	$0.16	$319	$0.08
Adjustments:
Amortization of intangible assets (1)	110	0.03	117	0.03
Stock-based compensation (2)	101	0.03	72	0.02
Other unusual items (3)	248	0.06	270	0.07
Tax impact of adjustments (4)	(96)	(0.03)	(96)	(0.02)
Impact of discrete items impacting income tax expense (5)	(85)	(0.02)	—	—
Non-GAAP net income:	$894	$0.23	$682	$0.18

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	Year ended December 31,
	2021		2020
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$3,291	$0.86	$2,106	$0.56
Adjustments:
Amortization of intangible assets (1)	459	0.12	609	0.16
Stock-based compensation (2)	333	0.09	273	0.07
Other unusual items (3)	(118)	(0.03)	270	0.07
Tax impact of adjustments (4)	(142)	(0.04)	(242)	(0.06)
Impact of discrete items impacting income tax expense (5)	(152)	(0.04)	—	—
Non-GAAP net income:	$3,671	$0.96	$3,016	$0.80

_________________

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)

For the three months ended December 31, 2021, this adjustment gives effect to one-time corporate projects, including merger and acquisition related expenses, incurred during the period. For the full year ended December 31, 2021, this adjustment gives effect to the benefit of $366,000, associated with employee retention credits related to the CARES act, partially offset by one-time corporate projects, including merger and acquisition related expenses, incurred during the period. During the three months and full year ended December 31, 2020, this adjustment relates to a one-time accrual related to sales and use tax compliance of $350,000, partially offset by a gain on extinguishment of debt of $80,000.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)

This adjustment eliminates discrete items impacting income tax expense. For the three months and full year ended December 31, 2021, the discrete items relate to a return to provision adjustment arising from a SEC. 986 loss from previously taxed earnings and profits resulting from the liquidation of a foreign subsidiary and an excess stock-based compensation benefit recognized in income tax during the period.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	March 3, 2022
Time:	4:30 PM ET
Toll-free:	833-492-0063
International:	973-528-0130
Access Code:	459872
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/44206

Conference Call Replay Information

Toll-free:	877-481-4010
International:	919-882-2331
Replay ID:	44206
Web replay:	http://www.issuerdirect.com/earnings-calls-and-scripts/

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About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id.™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$23,852	$19,556
Accounts receivable (net of allowance for doubtful accounts of $675 and $657, respectively)	3,291	2,514
Other current assets	750	298
Total current assets	27,893	22,368
Capitalized software (net of accumulated amortization of $3,301 and $2,761, respectively)	201	526
Fixed assets (net of accumulated depreciation of $456 and $312, respectively)	713	795
Right-of-use asset – leases	1,533	1,830
Other long-term assets	94	88
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $6,005 and $5,546, respectively)	2,447	2,906
Total assets	$39,257	$34,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$695	$304
Accrued expenses	1,975	1,805
Income taxes payable	46	258
Deferred revenue	3,086	2,212
Total current liabilities	5,802	4,579
Deferred income tax liability	176	197
Lease liabilities – long-term	1,659	1,971
Total liabilities	7,637	6,747
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and 2020, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,793,538 and 3,770,752 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	4	4
Additional paid-in capital	22,401	22,214
Other accumulated comprehensive loss	(19)	(19)
Retained earnings	9,234	5,943
Total stockholders' equity	31,620	28,142
Total liabilities and stockholders’ equity	$39,257	$34,889

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(unaudited)	(unaudited)
Revenues	$5,718	$4,744	$21,883	$18,526
Cost of revenue	1,519	1,413	5,748	5,415
Gross profit	4,199	3,331	16,135	13,111
Operating costs and expenses:
General and administrative	1,568	1,564	5,491	5,029
Sales and marketing	1,446	993	5,079	3,812
Product development	341	254	1,219	825
Depreciation and amortization	146	151	603	751
Total operating costs and expenses	3,501	2,962	12,392	10,417
Operating income	698	369	3,743	2,694
Other income, net
Other income	—	80	366	80
Interest income, net	1	1	3	56
Net income before income taxes	699	450	4,112	2,830
Income tax expense	83	131	821	724
Net income	$616	$319	$3,291	$2,106
Income per share – basic	$0.16	$0.08	$0.87	$0.56
Income per share - diluted	$0.16	$0.08	$0.86	$0.56
Weighted average number of common shares outstanding - basic	3,792	3,756	3,780	3,755
Weighted average number of common shares outstanding - diluted	3,828	3,803	3,820	3,784

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$3,291	$2,106
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	257	304
Depreciation and amortization	1,143	1,348
Deferred income taxes	(106)	312
Non-cash interest expense	—	19
Stock-based compensation expense	333	273
Gain on extinguishment of debt	—	(80)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,042)	(761)
Decrease (increase) in other assets	(160)	177
Increase (decrease) in accounts payable	393	37
Increase (decrease) in deferred revenue	887	391
Increase (decrease) in accrued expenses and other liabilities	(265)	260
Net cash provided by operating activities	4,731	4,386

Cash flows from investing activities
Purchase of fixed assets	(62)	(27)
Capitalized software	(215)	—
Net cash used in investing activities	(277)	(27)

Cash flows from financing activities
Payment for stock repurchase and retirement (see Note 7)	(453)	(785)
Payment on notes payable	—	(240)
Proceeds from exercise of stock options, net of income taxes	307	451
Net cash used in financing activities	(146)	(574)

Net change in cash	4,308	3,785
Cash- beginning	19,556	15,766
Currency translation adjustment	(12)	5
Cash- ending	$23,852	$19,556

Supplemental disclosures:
Cash paid for income taxes	$1,050	$458

SOURCE: Issuer Direct Corporation

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